AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2019.

Registration No. 333-216891

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENERGY RESOURCES 12, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1311	81-4805237
(State or other jurisdiction of incorporation)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

120 W 3rd Street Suite 220 Fort Worth, Texas 76102 (817) 882-9192
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David S. McKenney

Chief Financial Officer

Energy Resources 12 GP, LLC

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Nelson
Shearman and Sterling, LLP
1100 Louisiana Street, Suite 3300
Houston, Texas 77002
(713) 354-4880

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-216891) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF UNITS

In accordance with the undertaking of Energy Resources 12, L.P. (the “Partnership”) set forth in its registration statement on Form S-1 (File No. 333-216891) declared effective March 15, 2018 (the “Registration Statement”), the Partnership is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister 6,600,000 common units that remain unsold under the Registration Statement at the termination of its public offering. Pursuant to the Registration Statement, the Partnership registered up to 17,631,579 common units intended to be sold to the public in continuation of its best-efforts offering, which originally commenced when the Partnership’s initial registration statement with respect to the offering was declared effective on May 17, 2017 (the “Initial Registration Statement”). Effective October 25, 2019, Energy Resources 12 GP, LLC, the Partnership’s general partner, elected to terminate the Partnership’s best-efforts offering and ceased offering common units under the Registration Statement. As of the close of business on October 24, 2019, the Partnership, together with its Initial Registration Statement and all subsequent amendments thereto, sold a total of 11,031,579 common units for aggregate gross offering proceeds of approximately $218,000,000.

By filing this Post-Effective Amendment No. 3 to the Registration Statement, the Partnership hereby deregisters the 6,600,000 common units that remain unsold under the Registration Statement at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 25, 2019.

ENERGY RESOURCES 12, L.P. By: Energy Resources 12 GP, LLC, its General Partner
By:	/s/ David S. McKenney
David S. McKenney
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title with General Partner	Date

/s/ Glade M. Knight	Director, Chief Executive Officer	October 25, 2019
Glade M. Knight	(principal executive officer)

/s/ David S. McKenney	Director, Chief Financial Officer	October 25, 2019
David S. McKenney	(principal financial and accounting officer)